EXHIBIT 10.7

FORM OF LETTER AGREEMENT

August 25, 2026

Southern Cross Acquisition II Corp.

1412 Broadway, 21st Floor Suite 21V

New York, NY 10018

Re: Initial Public Offering

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Southern Cross Acquisition II Corp., a Cayman Islands company (the “Company”), and D. Boral Capital LLC, as representative (the “Representative”) of the several underwriters named on Schedule A thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), one redeemable warrant, with each whole warrant to acquire one Ordinary Share (the “Warrants”), and one right to receive one-fourth (1/4) of one Ordinary Share (the “Rights”). Certain capitalized terms used herein are defined in paragraph 14 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its shareholders of a Business Combination, the undersigned will vote all Ordinary Shares beneficially owned by him, her or it, whether acquired before, in or after the IPO, in favor of such Business Combination, except that it, he or she shall not vote any Ordinary Shares that it, he or she purchased outside the redemption process after the Company publicly announces its intention to engage in such proposed Business Combination for or against such proposed Business Combination. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, each Insider agrees that it, he or she will not sell or tender any Ordinary Shares owned by it, him or her in connection herewith.

2. (a) Unless the Company’s shareholders are previously given the option to redeem their Ordinary Shares in connection with amending applicable documents to extend the time that the Company has to complete a Business Combination and that the Company fails to consummate a Business Combination within 12 months from the closing of the IPO (such period that the Company must complete its initial business combination in accordance with its governing document is herein after referred as the “Prescribed Period”), the undersigned shall take all reasonable steps to (i) cause the Trust Fund to be liquidated and distributed to the holders of the IPO Shares and (ii) cause the Company to liquidate as soon as reasonably practicable.

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(b) The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his, her or its Insider Shares and Ordinary Shares underlying the Working Capital Units (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. The undersigned acknowledges and agrees that there will be no distribution from the Trust Fund with respect to any Warrants and Rights underlying the Private Units and Working Capital Units, all of which will terminate on the Company’s liquidation.

(c) In the event of the liquidation of the Trust Fund, the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount of funds in the Trust Fund; provided, that such indemnity shall not apply if such vendor or other person has executed an agreement waiving any claims against the Trust Fund.

(d) [Reserved].

(e) To the extent that the Underwriters do not exercise their over-allotment option to purchase an additional 1,125,000 Units (as described in the Registration Statement), the Sponsor agrees, upon the expiration or waiver of such option, to forfeit and surrender for no consideration for cancellation, a number of Founder Shares equal to the product of 375,000 multiplied by a fraction, (i) the numerator of which is 1,125,000 minus the number of Units purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 1,125,000. The forfeiture and surrender will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriters so that the Insider Shares will represent 25% of the Company’s issued and outstanding Ordinary Shares after the IPO (not including the Private Shares and the Representative Shares (as defined in the Underwriting Agreement)). The Sponsor further agrees that, to the extent that the size of the IPO is increased or decreased and the Sponsor has either purchased or sold Ordinary Shares or an adjustment to the number of Insider Shares has been effected by way of a share dividend or share capitalization, or a surrender for no consideration or share contribution back to capital, or otherwise, in each case in connection with such increase or decrease in the size of the IPO, then (A) the references to 1,125,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Ordinary Shares included in the Units issued in the IPO and (B) the reference to 375,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Insider Shares that the Sponsor would have to collectively return to the Company in order for all holders of Insider Shares to hold an aggregate of 25% of the Company’s issued and outstanding Ordinary Shares after the IPO (not including the Private Shares and the Representative Shares).

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3. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the Sponsor agrees to advance such funds necessary to complete such liquidation and agrees not to seek recourse for such expenses.

4. [Reserved].

5. Transfer Restrictions.

(a) Subject to the exceptions set forth herein, each Insider agree not to Transfer any Insider Shares held by it, him or her until the earlier of (i) three months after the completion of a Business Combination and (ii) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of a Business Combination that results in all of its public shareholders having the right to exchange Ordinary Shares for cash, securities or other property; unless different transfer restrictions are otherwise approved by public shareholders in connection with the Business Combination. Notwithstanding the foregoing, if the last reported sale price of the Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share subdivisions, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 90 days after the initial Business Combination, the Insider Shares will be released from such lock-up as provided under this Section 5(a).

(b) Subject to the exceptions set forth herein, each Insider agrees not to Transfer any Private Units (including the underlying securities) held by it, he or she until after the completion of a Business Combination.

(c) Notwithstanding the provisions set forth in paragraphs 5(a) and 5(b), transfers of the Insider Shares, Private Units (including the underlying securities) that are held by the Sponsor, any Insider or any of their permitted transferees, as applicable (that have complied with any applicable requirements of this paragraph 5(c)), are permitted (i) among the Insiders or to the Insiders’ members, officers, directors, consultants or their affiliates; (ii) to a holder’s shareholders or members upon the holder’s liquidation, in each case if the holder is an entity, (iii) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is the holder or a member of the holder’s immediate family, in each case for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order, (vi) to the Company for no value for cancellation in connection with the consummation of a Business Combination, (vii) in connection with the consummation of a Business Combination, (viii) in the event of the Company’s liquidation prior to its consummation of an initial Business Combination or (ix) in the event that, subsequent to the consummation of an initial Business Combination, the Company completes a liquidation, merger, capital share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property, in each case (except for clauses (vi), (viii) or (ix) or with the Company’s prior written consent) on the condition that prior to such registration for transfer, the security agent shall be presented with written documentation pursuant to which each transferee or the trustee or legal guardian for such permitted transferee agrees to be bound by the transfer restrictions contained in any applicable agreement the transferor is bound by.

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6. In order to minimize potential conflicts of interest which may arise from multiple affiliations, except as otherwise provided in the Registration Statement, each Insider agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire a target business, until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have. Each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and, as applicable, to serve as an officer of the Company or as a director on the board of directors of the Company and each Insider hereby consents to being named in the Registration Statement as an officer and/or director of the Company, as applicable.

7. Each Insider acknowledges and agrees that prior to entering into a Business Combination with a target business that is affiliated with any Insiders of the Company or their affiliates, including any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, an entity with which any Insider or their affiliates is affiliated, such transaction must be approved by a majority of the Company’s disinterested independent directors and the Company must obtain an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s unaffiliated shareholders from a financial point of view.

8. None of the Insiders, any member of the family of such Insider, or any affiliate of the undersigned will be entitled to receive and none will accept any compensation or other cash payment prior to, or for services rendered in connection with, the consummation of the Business Combination; provided that the Company shall be allowed to repay working capital loans made by the undersigned or their respective affiliates/designees to the Company in cash upon consummation of the Business Combination. Notwithstanding the foregoing, each Insider and any affiliate of such Insider shall be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with identifying, investigating and consummating a Business Combination.

9. None of the Insiders, any member of the family of such Insider, or any affiliate of such Insider will be entitled to receive or accept a finder’s fee or any other compensation in the event the Insider, any member of the family of the Insider or any affiliate of the Insider originates a Business Combination.

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10. The undersigned, as applicable, agrees to be a director/officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. Such undersigned’s biographical information previously furnished to the Company and the Representative is true and accurate in all material respects, does not omit any material information with respect to the undersigned’s biography and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. Such undersigned’s FINRA Questionnaire previously furnished to the Company and the Representative is true and accurate in all material respects. Such undersigned represents and warrants that:

(a) He, she or it has never had a petition under the federal bankruptcy laws or any state insolvency law been filed by or against (i) him, her or it, or any partnership in which he or she was a general partner at or within two years before the time of filing; or (ii) any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

(b) He, she or it has never had a receiver, fiscal agent or similar officer been appointed by a court for his business or property, or any such partnership;

(c) He, she or it has never been convicted of fraud in a civil or criminal proceeding;

(d) He, she or it has never been convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and minor offenses);

(e) He, she or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining or otherwise limiting him, her or it from (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission (“CFTC”) or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or from engaging in or continuing any conduct or practice in connection with any such activity; or (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities or federal commodities laws;

(f) He, she, or it has never been the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days his, her or its right to engage in any activity described in 10(e)(i) above, or to be associated with persons engaged in any such activity;

(g) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, where the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated;

(h) He, she, or it has never been found by a court of competent jurisdiction in a civil action or by the CFTC to have violated any federal commodities law, where the judgment in such civil action or finding by the CFTC has not been subsequently reversed, suspended or vacated;

(i) He, she, or it has never been the subject of, or a party to, any Federal, State or foreign judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal, State or foreign securities or commodities law or regulation, (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and desist order, or removal or prohibition order or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity;

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(j) He, she or it has never been the subject of, or party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member;

(k) He, she or it has never been convicted of any felony or misdemeanor: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities;

(l) He, she or it was never subject to a final order of a state or foreign securities commission (or an agency of officer of a state performing like functions); a state or foreign authority that supervises or examines banks, savings associations, or credit unions; a state or foreign insurance commission (or an agency or officer of a state performing like functions); an appropriate federal or foreign banking agency; the CFTC; or the National Credit Union Administration that is based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct;

(m) He, she or it has never been subject to any order, judgment or decree of any court of competent jurisdiction, that, at the time of the sale of the Units, restrained or enjoined him, her or it from engaging or continuing to engage in any conduct or practice: (i) in connection with the purchase or sale of any security; (ii) involving the making of any false filing with the SEC or any foreign regulatory agency with similar functions; or (iii) arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(n) He, she or it has never been subject to any order of the SEC or any foreign regulatory agency with similar functions that orders him, her or it to cease and desist from committing or causing a future violation of: (i) any scienter-based anti-fraud provision of the federal securities laws, including, but not limited to, Section 17(a)(1) of the Securities Act, Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, Section 15(c) and Section 206(1) of the Investment Advisers Act of 1940 (the “Advisers Act”) or any other rule or regulation thereunder; or (ii) Section 5 of the Securities Act;

(o) He, she or it has never filed (as a registrant or issuer), or been named as an underwriter in any registration statement or Regulation A offering statement filed with the SEC that was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, currently, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued;

(p) He, she or it has never been subject to a United States Postal Service false representation order, or is currently subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations;

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(q) He, she or it is not subject to a final order of a state securities commission (or an agency of officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the CFTC; or the National Credit Union Administration that bars the undersigned from: (i) association with an entity regulated by such commission, authority, agency or officer; (ii) engaging in the business of securities, insurance or banking; or (iii) engaging in savings association or credit union activities;

(r) He, she or it is not subject to an order of the SEC entered pursuant to section 15(b) or 15B(c) of the Exchange Act or section 203(e) or 203(f) of the Advisers Act that: (i) suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser; (ii) places limitations on the activities, functions or operations of, or imposes civil money penalties on, such person; or (iii) bars the undersigned from being associated with any entity or from participating in the offering of any penny stock; and

(s) He, she or it has never been suspended or expelled from membership in, or suspended or barred from association with a member of, a securities self-regulatory organization (e.g., a registered national securities exchange or a registered national or affiliated securities association) for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade.

11. The undersigned hereby waives his, her or its right to exercise redemption rights with respect to any Ordinary Shares owned or to be owned by the undersigned, directly or indirectly (or to sell such shares to the Company in a tender offer), whether purchased by the undersigned prior to the IPO, in the IPO or in the aftermarket, and agrees that he, she or it will not seek redemption with respect to or otherwise sell, such shares (i) in connection with the consummation of a Business Combination, (ii) in connection with a shareholder vote to amend the Company’s Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of the Company obligation to allow redemption in connection with the initial Business Combination or to redeem 100% of the Company’s public shares if the Company fails to complete a Business Combination within the Prescribed Period, or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) if the Company fails to consummate a Business Combination within Prescribed Period or if the Company liquidates prior to the expiration of the Prescribed Period.

12. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would (i) that would modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial Business Combination within the Prescribed Period provided in the Company’s amended and Restated Articles of association or (ii) with respect to any other material provision relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides public shareholders with the opportunity to redeem their public shares into the right to receive cash from the Trust Fund in connection with any such vote.

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13. In connection with Section 5-1401 of the General Obligations Law of the State of New York, this letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law that would result in the application of the substantive law of another jurisdiction. The parties hereto agree that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be resolved through final and binding arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (“AAA”). The arbitration shall be brought before the AAA International Center for Dispute Resolution’s offices in New York City, New York, will be conducted in English and will be decided by a panel of three arbitrators selected from the AAA Commercial Disputes Panel and that the arbitrator panel’s decision shall be final and enforceable by any court having jurisdiction over the party from whom enforcement is sought. The cost of such arbitrators and arbitration services, together with the prevailing party’s legal fees and expenses, shall be borne by the non-prevailing party or as otherwise directed by the arbitrators.

14. As used herein, (i) a “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities; (ii) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean 2,875,000 Ordinary Shares of the Company, acquired by the Insiders prior to the IPO (up to 375,000 shares of which are subject to complete or partial forfeiture by the Sponsor if the over-allotment option is not exercised by the Underwriters) for an aggregate purchase price of $25,000; (iv) “IPO Shares” shall mean the Ordinary Shares to be issued in the Company’s IPO; (v) “Private Shares” shall mean the Ordinary Shares underlying the Private Units; (vi) “Private Units” shall mean (x) the Units purchased by the Sponsor and the Representative in the private placement taking place simultaneously with the consummation of the Company’s IPO and (y) the additional Units that may be purchased by the Representative in connection with the exercise of the over-allotment option by the Underwriters in the IPO as described in the Registration Statement; (vii) “Registration Statement” means the registration statement on Form S-1 (File No. 333-297331) filed by the Company with respect to the IPO; (viii) “Sponsor” shall mean Southern Cross Acquisition II Sponsor Corp., a Cayman Islands exempted company; (ix) “Trust Fund” shall mean the trust fund into which a portion of the net proceeds of the Company’s IPO will be deposited; (x) “Working Capital Units” shall mean private units issuable upon conversion of working capital loans up to $3,000,000, at $10.00 per unit, upon the consummation of a Business Combination; and (xi) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with any respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this letter agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

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If to the Representative:

D. Boral Capital LLC

590 Madison Avenue, 39th Floor

New York. NY 10022

Attn: Stephanie Hu, Co-Head of Investment Banking

Email: shu@dboralcapital.com

Copy (which copy shall not constitute notice) to:

Norton Rose Fulbright US LLP

1550 Lamar Street, Suite 2000

Houston, TX 77010

Attn: Amelia Zhang, Esq.

Tel: 713-651-5151

Email: amelia.zhang@nortonrosefulbright.com

If to the Company:

Southern Cross Acquisition II Corp.

1412 Broadway, 21st Floor Suite 21V

New York, NY 10018

Attn: Ally Tong Zhang, Chief Executive Officer

with a copy (which copy shall not constitute notice) to:

Robinson & Cole LLP

Chrysler East Building

666 Third Avenue, 20th Floor

New York, NY 10017

Attn: Arila E. Zhou, Esq.

Email: azhou@rc.com

16. No party hereto may assign either this letter agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This letter agreement shall be binding on the parties hereto and any successors and assigns thereof.

17. This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This letter agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

18. Each Insider hereby agrees and acknowledges that: (i) each of the Underwriters and the Company would be irreparably injured in the event of a material breach by each Insider of its obligations (as applicable) under this letter agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its shareholders or any creditor or vendor of the Company with respect to the subject matter hereof.

[Signature Page Follows]

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Sincerely, Southern Cross Acquisition II Corp.

By:	/s/ Ally Tong Zhang
Name:	Ally Tong Zhang
Title:	Chief Executive Officer

Southern Cross Acquisition II Sponsor Corp.

By:	/s/ Peizhong Yu
Name:	Peizhong Yu
Title:	Director

/s/ Ally Tong Zhang
Ally Tong Zhang

/s/ Xin Wang
Xin Wang

/s/ Wenhua Qian
Wenhua Qian

/s/ Hongmei Zhao
Hongmei Zhao

/s/ Zhiqiang Du
Zhiqiang Du

D. Boral Capital LLC

By:	/s/ Stephanie Hu
Name:	Stephanie Hu
Title:	Co-Head of Investment Banking

[Signature Page to Letter Agreement - Southern Cross Acquisition II Corp.]

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